UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

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KIT digital, Inc.
(Name of Registrant as Specified in its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held November 6, 2008

TO THE STOCKHOLDERS OF KIT digital, INC.:

You are cordially invited to the 2008 Annual Meeting of Stockholders of KIT digital, Inc., which will be held at the Harvard Club, Weld Room, 3rd Floor, 35 West 44th Street, New York, New York 10036, on Thursday, November 6, 2008, beginning at 10:00 a.m., local time. The Annual Meeting will be held for the following purposes:

1.	To elect six members to our board of directors, each to hold office until the 2009 Annual Meeting and until his successor is elected and qualified;

2.	To approve an amendment to our 2008 Incentive Stock Plan, increasing the number of shares of common stock reserved for issuance thereunder by 16,000,000 shares;

3.	To ratify the selection of Moore Stephens, P.C. as our independent auditors; and

4.	To consider and transact such other business as may properly be brought before the Annual Meeting or any adjournments thereof.

Our board of directors has fixed September 23, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments of the meeting, and only stockholders of record at the close of business on that date are entitled to this notice and to vote at the Annual Meeting. A list of stockholders as of the record date will be available at the meeting and at our offices for ten days prior to the meeting.

The holders of approximately 51% of our outstanding common stock have agreed to vote in favor of the actions described above at the annual meeting, which are described in greater detail in the Information Statement accompanying this notice. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy.

Enclosed herewith is the Company’s 2007 Annual Report to Stockholders on Form 10-KSB, filed with the Securities and Exchange Commission on April 1, 2008, containing its financial statements for the fiscal year ended December 31 2007. The Annual Report does not constitute proxy soliciting material.

The accompanying Information Statement is for information purposes only and explains our election of directors, the amendment to our 2008 Incentive Stock Plan and our appointment of independent auditors. Please read the accompanying Information Statement carefully.

BY ORDER OF THE BOARD OF DIRECTORS

KALEIL ISAZA TUZMAN
Chairman of the Board of Directors
New York, New York
October 23, 2008

___________________

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
___________________

KIT digital, Inc.
228 East 45th Street, 8th Floor
New York, New York 10017
(212) 661-4111

INFORMATION STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
November 6, 2008

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND A PROXY

INTRODUCTION

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders of KIT digital, Inc., a Delaware corporation, will held at the Harvard Club, Weld Room, 3rd Floor, 35 West 44th Street, New York, New York 10036, on Thursday, November 6, 2008, at 10:00 a.m., local time.

The purpose of the Annual Meeting and the matters to be acted upon are set forth in the following Information Statement. As of the date of this Information Statement, our board of directors knows of no other business which will be presented for consideration at the Annual Meeting. It is anticipated that the mailing to stockholders of this Information Statement will commence on or about October 23, 2008, and the corporate actions described below will not be effective until at least 20 days after the mailing.

OUTSTANDING SECURITIES AND VOTING RIGHTS

Only stockholders of record at the close of business on the record date of September 23, 2008 are entitled to notice of and to vote at the Annual Meeting. At that date, there were 114,516,501 outstanding shares of our common stock, par value $.0001 per share, which is our only outstanding voting security. At the Annual Meeting, each share of common stock will be entitled to one vote. The affirmative consent of the holders of a majority of our outstanding common stock is required to approve each of the actions described in this Information Statement. The holders of approximately 51% of our outstanding common stock have agreed to vote in favor of the actions described in this Information Statement. Therefore, we are not asking you for a proxy and you are requested not to send us a proxy.

The representation, in person or by properly executed proxy, of the holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the meeting. Stockholders are not entitled to cumulate their votes. Abstentions and broker non-votes (shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In the election of directors, holders of common stock are entitled to elect six directors with the six candidates who receive the highest number of affirmative votes being elected. Votes against a candidate and broker non-votes have no legal effect. In matters other than the election of directors, abstentions have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to stockholders, while broker non-votes do not have any effect for purposes of determining whether a proposal has been approved.

QUESTIONS AND ANSWERS ABOUT

THE MEETING AND VOTING

1.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the 2008 Annual Meeting of Stockholders is September 23, 2008. The record date is established by our board of directors as required by Delaware law and our by-laws. Stockholders of record (registered stockholders and street name holders) at the close of business on the record date are entitled to:

(a)	receive notice of the meeting; and

(b)	vote at the meeting and any adjournments or postponements of the meeting.

2.	WHY ARE WE NOT SOLICITING PROXIES TO APPROVE THE PROPOSALS DESCRIBED IN THIS INFORMATION STATEMENT?

The board of directors has already approved the proposals described in this Information Statement, and the holders of approximately 51% of our outstanding shares of common stock have agreed to vote in favor of the proposals described in this Information Statement at the annual meeting, which is a sufficient percentage for passage without the need for soliciting proxies. Further, spending the additional company time, money and other resources required to solicit proxies would have been potentially wasteful and, consequently, detrimental to completing the proposals described in this Information Statement in a manner that is timely and efficient for us and our stockholders.

3.	WHAT IS THE DIFFERENCE BETWEEN A REGISTERED STOCKHOLDER AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered stockholder.

If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name. Brokerage firms, banks and other nominees may vote customers' unvoted shares on "routine" matters. Generally, a broker may not vote a customer's unvoted shares on non-routine matters without instructions from the customer and must instead submit a "broker non-vote." A broker non-vote is counted toward the shares needed for a quorum, but it is not counted in determining whether a matter has been approved.

4.	WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on September 23, 2008. Each share of our common stock is entitled to one vote. As of September 23, 2008, we had 114,516,501 shares of common stock outstanding.

5.	ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Broker non-votes will not be included in vote totals and will not affect the outcome of the vote. In matters other than the elections of directors, abstentions have the effect of votes against a proposal in tabulations of the votes cast on proposals presented to stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of September 23, 2008. The information in this table provides the ownership information for: each person known by us to be the beneficial owner of more than 5% of our common stock; each of our directors; each of our executive officers; and our executive officers and directors as a group.

Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Unless otherwise indicated, the address of the beneficial owner is c/o KIT digital, Inc., 228 East 45th Street, 8th Floor, New York, New York 10017.

Name and Address of Beneficial Owner	Shares of Common Stock (Including Shares Underlying Other Securities) Beneficially Owned (1)		Percentage of Shares of Common Stock (Including Shares Underlying Other Securities) Beneficially Owned (1)
KIT Media Limited Mill Mall, Suite 6 Wickhams Cay 1 P.O. Box 3085 Road Town, Tortola British Virgin Islands	70,600,000	(2)	47.1%

KIT Capital, Ltd. P.O. Box 112888 Dubai, UAE	1,636,112	(3)	1.4%

Kaleil Isaza Tuzman	72,236,112 (2)	(3)	48.1%

Gavin Campion	550,163	(4)	*

Robin Smyth	676,667	(5)	*

Robert Petty	1,710,000	(6)	1.5%

Wayne Walker	72,573	(7)	*

Kamal El-Tayara	133,473	(8)	*

Lars Kroijer	73,473	(9)	*

Daniel Hart	17,812	(10)	*

Paul Tudor Jones, II
c/o Tudor Investment Corp.
1275 King street
Greenwich, CT 06831	5,646,216	(11)	4.7%

Wellington Trust Company, NA
75 State Street
Boston, MA 02169	2,363,700	(12)	2.0%

Wellington Management Company, LLP
75 State Street
Boston, MA 02169	5,294,700	(13)	4.4%

Castlerigg Master Investments Ltd,
40 W 57th Street, 26th Floor
New York, NY 10019	10,100,000		8.8%

All Directors and executive officers as a group (8 persons)	75,470,273		51.4%

_____________
*Less than 1% of outstanding shares of common stock.

(1)
Applicable percentage ownership is based on 114,516,501 shares of common stock outstanding as of September 23, 2008. For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons have the right to acquire within 60 days are deemed to be outstanding and beneficially owned by such person or persons, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Represents (a) 35,300,000 shares of common stock and (b) 35,300,000 warrants acquired in our May 2008 financing by KIT Media. Kaleil Isaza Tuzman, our Chief Executive Officer, holds a controlling interest in KIT Media and holds the voting and dispositive power of the shares directly held by KIT Media. For purposes of voting, on an actual basis, KIT Media owns 30.83% of our outstanding shares.

(3)
Represents (a) 625,000 shares of common stock and (b) shares underlying options granted to KIT Capital, Ltd. pursuant to that certain Executive Management Agreement, dated as of December 18, 2007. 700,000 of the options vested on January 8, 2008. The remainder of the options vest and become exercisable at the rate of 1/36th per month commencing on February 9, 2008. Kaleil Isaza Tuzman, our Chief Executive Officer, holds a controlling interest in KIT Capital and holds the voting and dispositive power of the shares directly held by KIT Capital. For purposes of voting, on an actual basis, KIT Capital, Ltd. owns 0.55% of our outstanding shares, thus Mr. Isaza Tuzman (with affiliated entities) controls 31.37% of our outstanding shares.

(4)
Represents (a) 123,600 shares of common stock and (b) 1,200,000 shares of common stock issuable upon the exercise of stock options, of which 426,563 vest within the next 60 days, with an exercise price of $0.08 per share and an expiration date of March 16, 2013. For purposes of voting, on an actual basis, Mr. Campion owns 0.11% of our outstanding shares.

(5)
Represents (a) 100,000 shares of common stock owned directly by Mr. Smyth, (b) 410,000 shares of common stock issuable upon the exercise of stock options, of which 410,000 vest within the next 60 days, with an exercise price of $0.08 per share and an expiration date of March 16, 2013, and (c) 1,200,000 shares of common stock issuable upon exercise of warrants, of which 166,667 vest within the next 60 days, and are exercisable at an exercise price of $0.133 per share and have an expiration date of March 30, 2012. For purposes of voting, on an actual basis, Mr. Smyth owns 0.09% of our outstanding shares.

(6)
Represents (a) 1,600,000 shares of common stock and (b) 110,000 shares of common stock issuable upon the exercise of stock options, of which 110,000 vest within the next 60 days, with an exercise price of $0.08 per share and an expiration date of March 16, 2013. Mr. Petty has determined not to seek reelection as a director at this Annual Meeting. For purposes of voting, on an actual basis, Mr. Petty owns 1.40% of our outstanding shares.

(7)
Represents (a) 39,100 shares of common stock and (b) 285,000 shares of common stock issuable upon the exercise of stock options, of which 33,473 vest within the next 60 days, with an exercise price of $0.08 per share and an expiration date of March 16, 2013. For purposes of voting, on an actual basis, Mr. Walker owns 0.03% of our outstanding shares.

(8)
Represents (a) 100,000 shares of common stock owned directly by Mr. El-Tayara and (b) 285,000 shares of common stock issuable upon the exercise of stock options, of which 33,473 vest within the next 60 days, with an exercise price of $0.08 per share and an expiration date of March 16, 2013. For purposes of voting, on an actual basis, Mr. El-Tayara owns 0.09% of our outstanding shares.

(9)
Represents (a) 40,000 shares of common stock and (b) 285,000 shares of common stock issuable upon the exercise of stock options, of which 33,473 vest within the next 60 days, with an exercise price of $0.08 per share and an expiration date of March 16, 2013. For purposes of voting, on an actual basis, Mr. Kroijer owns 0.03% of our outstanding shares.

(10)
Represents 285,000 shares of common stock issuable upon the exercise of stock options of which 17,812 will be vested within the next 60 days with an exercise price of $0.13 per share and an expiration date of March 30, 2013. For purposes of voting, on an actual basis, Mr. Kroijer owns 0.03% of our outstanding shares. For purposes of voting, on an actual basis, Mr. Hart owns no outstanding shares.

(11)
As reported in a Schedule 13G filed with the SEC on February 13, 2008, The Tudor BVI Global Portfolio Ltd. directly owns 909,636 shares of common stock and 272,891 warrants to purchase common stock of the Company. The Raptor Global Portfolio Ltd. directly owns 3,426,557 shares of common stock and 1,027,967 warrants. The Altar Rock Fund L.P. directly owns 7,050 shares of common stock and 2,115 warrants. Tudor Investment Corporation provides investment advisory services to BVI Global Portfolio Ltd. and may be deemed to beneficially own the securities held by The Tudor BVI Global Portfolio, Ltd. Tudor Investment Corporation disclaims beneficial ownership of the securities held by BVI Global Portfolio, Ltd. In addition, Paul Tudor Jones II, as the controlling shareholder of Tudor Investment Corporation, may be deemed to be the beneficial owner of the shares of the Company held by The Tudor BVI Global Portfolio, Ltd. Tudor Investment Corporation and Mr. Jones disclaim beneficial ownership of the securities held by The BVI Global Portfolio Ltd. For purposes of voting, on an actual basis, Mr. Jones and affiliated entities own 3.79% of our outstanding shares

(12)
As reported in a Schedule 13G filed with the SEC on February 14, 2008. Represents 1,517,050 shares of common stock and 405,405 warrants. For purposes of voting, on an actual basis, Wellington Trust Company, NA owns 1.32% of our outstanding shares.

(13)
As reported in a Schedule 13G filed with the SEC on February 13, 2008. Represents shares of common stock which are owned by clients of Wellington Management. Except for Wellington Trust Company, NA, none of these clients owns more than 5% of our outstanding shares of common stock. For purposes of voting, on an actual basis, Wellington Management Company, LLP owns 4.62% of our outstanding shares.

ITEM 1: ELECTION OF DIRECTORS

Pursuant to our certificate of incorporation, the holders of our common stock may elect our six directors. All nominees have advised us that they are able and willing to serve as directors. However, if any nominee is unable to or for good cause will not serve, Messrs. Kaleil Isaza Tuzman and Robin Smyth will vote for any other person nominated by our board of directors.

Except as set forth below, no arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee.

The following table sets forth the names and ages of the nominees of our board of directors.

Name	Age	Position
Kaleil Isaza Tuzman	37	Chief Executive Officer and Chairman of the Board of Directors
Robin Smyth	55	Chief Financial Officer and Director
Kamal El-Tayara	37	Director
Daniel Hart	34	Director
Lars Kroijer	36	Director
Wayne Walker	49	Director

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors are as follows:

Kaleil Isaza Tuzman was appointed as Chief Executive Officer and Chairman of the Board of Directors effective January 9, 2008. Mr. Isaza Tuzman previously served as the President and Chief Operating Officer of JumpTV Inc. (TSX, AIM: JTV), a leader in broadcasting international television and sports over the Internet. He has been a venture capitalist and entrepreneur in digital media since the late 1990s, as managing partner of KIT Capital, a Dubai and New York-based merchant bank focusing on new media companies. Mr. Isaza Tuzman has served as Chairman and Chief Executive Officer of KPE, Inc., a leading digital media services company with clients such as Sony Entertainment, Viacom and Carnival Cruises, and as Chairman and Chief Executive Officer of govWorks, Inc., a venture-backed government technology services firm. Mr. Isaza Tuzman previously worked at Goldman Sachs, on investment banking and risk arbitrage teams. He has been a member of the Council on Foreign Relations, a U.S. trade representative, and was recently named one of the 100 Most Influential Hispanics by Hispanic Magazine. Mr. Isaza Tuzman graduated magna cum laude from Harvard University, with graduate certificates in International Relations from El Colegio de Mexio and in Latin American Studies from Harvard University. Mr. Isaza Tuzman is also on the board of directors of Automated Benefits (TSX Venture: AUT), Oakwood TAC, KIT Media Corporation, Reality Group Pty Ltd, Undercover Media Pty Ltd, KIT digital Pty. Ltd., KIT digital Limited, KIT Media Ltd., Bickhams Media Inc, VideoDome.com Networks Inc, KIT Broadcasting Ltd, Sputnik Agency Pty Ltd and KIT TV Pty Ltd.

Robin Smyth currently serves as our Chief Financial Officer and a Director. Mr. Smyth also served as our Chief Financial Officer from December 2003 through December 2006. Mr. Smyth was appointed as a Director on December 3, 2003, the effective date of the merger with KIT Media Corporation. Mr. Smyth became involved with KIT Media Corporation in 2002 and was appointed a Director in 2003. Since 1998, Mr. Smyth was a partner at Infinity International, a consulting and IT recruitment operation. During the period from 1990 to 1998, Mr. Smyth worked for three years as Executive Vice President of Computer Consultants International in the United States and for five years in London as Chief Executive Officer of Computer Consultants International's European operations. Mr. Smyth was Secretary and a Director of the All-States group of companies involved in merchant banking operations, where he was responsible for corporate banking activities. Mr. Smyth is also on the board of directors of KIT Media Corporation, Reality Group Pty Ltd, Undercover Media Pty Ltd, KIT digital Pty. Ltd., KIT digital Limited, Bickhams Media Inc, KIT Broadcasting Ltd, Sputnik Agency Pty Ltd, KIT TV Pty Ltd, VideoDome.com Networks Inc. and Corporate Advice Pty Ltd.

Kamal El-Tayara was appointed as a Director and Chairman of our Audit Committee effective January 14, 2008. Mr. El-Tayara is the managing partner of MNA Partners, a Dubai-based merchant bank, and has served in such capacity since 2004. Mr. El-Tayara has more than 11 years of experience working in the investment banking and financial transactions arena in the Middle East and other markets. Prior to establishing his own firm, Mr. El-Tayara was with investment banks Merrill Lynch and Salomon Smith Barney. In early 2003, Mr. El-Tayara managed the corporate finance initiatives of MBC Group, MENA’s (Middle East and North Africa) largest media company, where he participated in the set up of Alarabiya News Channel, for which he acted as Chief Financial Officer. Mr. El-Tayara also set up the Swiss EFG Bank in Dubai, for which he acted as the Dubai Head. Mr. El-Tayara is an electrical engineering graduate from the American University of Beirut (with distinction) and holds an M.B.A. from INSEAD in Fontainebleau, France. Mr. El-Tayara is fluent in English, French and Arabic.

Daniel Hart was appointed as a Director effective March 31, 2008. Mr. Hart is the founder and managing partner of River Road Ventures, a private equity and advisory firm. Mr. Hart’s background combines venture capital and financing experience with chief executive officer/operating experience and expertise in digital media, wireless, semiconductor, enterprise software and technology convergence. Mr. Hart most recently led River Road’s investments in Nextivity, a leading ASIC-based wireless products company, and Slipgate Ironworks, a highly-innovative massively multiplayer online gaming studio. Prior to River Road Ventures, Mr. Hart founded Fundamental Capital, an investment partnership which pioneered the integration of operational leadership with early-stage venture capital, creating over $1 billion in market value in less than five years. Mr. Hart received a B.A. degree in economics from Harvard University.

Lars Kroijer was appointed as a Director and Chairman of our Compensation Committee effective February 7, 2008. Mr. Kroijer is the Chief Executive Officer of Holte Capital Ltd, a London-based special situations hedge fund which he founded in 2002. Prior to establishing Holte Capital, Mr. Kroijer served in the London office of HBK Investments focusing on special situations investing and event-driven arbitrage. In addition, he previously worked at SC Fundamental, a value-focused hedge fund based in New York, and the investment banking division of Lazard Freres in New York. Mr. Kroijer graduated magna cum laude from Harvard University and received an M.B.A. from Harvard Business School.

Wayne Walker was appointed as a Director and Chairman of our Compliance Committee effective January 14, 2008. Mr. Walker is the managing partner of Philadelphia-based Walker Nell Consultants, Inc. and Walker Bowman, PC and has served in such capacity since 2004. Mr. Walker has more than 20 years of experience in corporate law and corporate restructuring. Prior to establishing Walker Nell, Mr. Walker was the Principal of Parente Randolph, LLC, an accounting and consulting firm in Philadelphia. He previously served as Senior Counsel of DuPont Corporation and as former Chairman of the global charity Habitat for Humanity. Mr. Walker received a J.D. degree from Catholic University in Washington, DC. and a B.A. degree from Loyola University in New Orleans. He also studied finance for non-financial managers at the University of Chicago’s Graduate School of Business.

FAMILY RELATIONSHIPS

There are no family relationships among our executive officers and directors.

LEGAL PROCEEDINGS

As of the date of this Information Statement, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our board of directors is responsible for establishing broad corporate policies and for overseeing our overall management. In addition to considering various matters which require board approval, the board provides advice and counsel to, and ultimately monitors the performance of, our senior management.

We established an Audit Committee, Compensation Committee and Compliance Committee in 2008. The charters for the Audit Committee, Compensation Committee and Compliance Committee are available at our website, www.kit-digital.com. Kamal El-Tayara, Daniel Hart, Lars Kroijer and Wayne Walker are independent members of our board of directors. Each of the board committees is composed of two or more of these independent members.

The board, its committees and our management strive to perform and fulfill their respective duties and obligations in a responsible and ethical manner. The board and the Audit, Compensation and Compliance Committees each perform annual self evaluations. We have adopted a Code of Ethics that applies to our Chief Executive Officer and Chief Financial Officer. The Code of Ethics has been filed with our amended annual report for the year ended December 31, 2003 on Form 10-KSB/A as Exhibit 14.1, filed with the SEC on March 2, 2004. Upon request, we will provide to any person without charge a copy of our Code of Ethics. Any such request should be made to Mr. Robin Smyth, Chief Financial Officer, KIT digital, Inc., 228 East 45th Street, 8th Floor, New York, New York 10017.

During 2007, the board of directors met seven times. Each nominee for director attended all of the board of directors meetings and the meetings of board committees on which he served. While we do not have a formal policy requiring members of the board to attend the Annual Meeting of Stockholders, we strongly encourage all directors to attend.

Committees of the Board

Audit Committee. The board has an Audit Committee comprised of three non-employee directors, Messrs. El-Tayara (Chairman), Kroijer and Walker. Each member of the Audit Committee is independent as defined in Section 121(A) of the American Stock Exchange’s listing standards. The board of directors has determined that each committee member qualifies as an “audit committee financial expert.” The Audit Committee functions pursuant to a written charter, under which the committee has such powers as may be assigned to it by the board from time to time. The Audit Committee was established in 2008. In 2007 and until the formation of the Audit Committee in 2008, the entire board of directors performed the functions of the Audit Committee. The Audit Committee is currently charged with, among other things:

•	recommending to the board of directors the engagement or discharge of our independent public accountants, including pre-approving all audit and non-audit related services;

•
the appointment, compensation, retention and oversight of the work of the independent auditor engaged by us for the purpose of preparing or issuing an audit report or performing other audit review or attest services for us;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	approving the scope of the financial audit;

•	requiring the rotation of the lead audit partner;

•	consulting regarding the completeness of our financial statements;

•	reviewing changes in accounting principles;

•	reviewing the audit plan and results of the auditing engagement with our independent auditors and with our officers;

•	reviewing with our officers, the scope and nature and adequacy of our internal accounting and other internal controls over financial reporting and disclosure controls and procedures;

•	reviewing the adequacy of the Audit Committee Charter at least annually;

•	meeting with our Internal Auditor on a regular basis;

•	performing an internal evaluation of the Audit Committee on an annual basis; and

•	reporting to the board of directors on the Audit Committee's activities, conclusions and recommendations.

Compensation Committee. The board has a Compensation Committee comprised of two non-employee directors, Messrs. Kroijer (Chairman) and Hart. Each member of the Compensation Committee is independent as defined in Section 121(A) of the American Stock Exchange’s listing standards. The Compensation Committee functions pursuant to a written charter, under which the committee has such powers as may be assigned to it by the board from time to time. The Compensation Committee was established in 2008. In 2007 and until the formation of the Compensation Committee in 2008, the entire board of directors performed the functions of the Compensation Committee. The Compensation Committee is currently charged with, among other things, assisting the board in:

•	approving and evaluating the compensation of directors and executive officers;

•	establishing strategies and compensation policies and programs for employees to provide incentives for delivery of value to our shareholders;

•	establishing policies to hire and retain senior executives, with the objective of aligning the compensation of senior management with our business and the interests of our shareholders;

•	together with management, surveying the amount and types of executive compensation paid by comparable companies, and engaging consultants as necessary to assist them;

•	periodically reviewing corporate goals and objectives relevant to executive compensation and making recommendations to the board for changes;

•
assisting management in evaluating each executive officer's performance in light of corporate goals and objectives, and recommending to the board (for approval by the independent directors) the executive officers' compensation levels based on this evaluation;

•
overseeing our stock option plan or other stock-based plans with respect to our executive officers and employee board members, who are subject to the short-swing profit restrictions of Section 16 of the Securities Exchange Act of 1934, as amended;

•	reviewing the overall performance of our employee benefit plans and making recommendations to the board regarding incentive-compensation plans and equity-based plans;

•	together with the Compliance Committee, reviewing and making recommendations to the independent directors of the board regarding the form and amount of director compensation;

•	ensuring that our compensation policies meet or exceed all legal and regulatory requirements and any other requirements imposed on us by the board; and

•	producing an annual report on executive compensation for inclusion in our information statement.

In general, the Compensation Committee formulates and recommends compensation policies for board approval, oversees and implements these board-approved policies, and keeps the board apprised of its activities on a regular basis. In addition, the Compensation Committee together with the Compliance Committee, develops criteria to assist the board's assessment of the Chief Executive Officer's leadership of our company.

Compliance Committee. The board has a Compliance Committee comprised of three non-employee directors, Messrs. Walker (Chairman), El-Tayara and Kroijer. Each member of the Compliance Committee is independent as defined in Section 121(A) of the American Stock Exchange’s listing standards. The Compliance Committee functions pursuant to a written charter, under which the committee has such powers as may be assigned to it by the board from time to time. The Compliance Committee was established in 2008. In 2007 and until the formation of the Compliance Committee in 2008, the entire board of directors performed the functions of the Compliance Committee. The Compliance Committee is currently charged with, among other things, assisting the board in:

•	identifying individuals qualified to become board members and recommending that the board select a group of director nominees for each next annual meeting of our stockholders;

•	ensuring that the Audit, Compensation and Compliance Committees of the board have the benefit of qualified and experienced "independent" directors;

•
developing and recommending to the board a set of effective corporate governance policies and procedures applicable to us, and reviewing and reassessing the adequacy of such guidelines annually and recommending to the board any changes deemed appropriate;

•	periodically reviewing the charters of all board committees and recommending to the committees and board any changes deemed appropriate;

•	developing policies on the size and composition of the board;

•	conducting annual evaluations of the performance of the board, committees of the board and individual directors;

•	reviewing conflicts of interest and the independence status of directors;

•	together with the Compensation Committee, reviewing and making recommendations to the independent directors of the board regarding the form and amount of director compensation;

•	reviewing the structure of our senior staffing and management succession plans with the Chief Executive Officer;

•	together with the Compensation Committee, developing criteria to assist the board's assessment of the Chief Executive Officer's leadership of our company; and

•	generally advising the board (as a whole) on corporate governance matters.

Selection of Nominees for the Board of Directors

The Compliance Committee is responsible for evaluating potential candidates to serve on our board of directors, and for selecting nominees to be presented for election to the board at our Annual Meeting of Stockholders. In evaluating potential director candidates, the Compliance Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the board at that point in time. Among the factors considered by the Compliance Committee in considering a potential nominee are the following:

•	the nominee's independence;

•	the nominee's relevant professional skills and depth of business experience;

•	the nominee's character, judgment and personal and professional integrity;

•	the nominee's ability to read and understand financial statements;

•	the nominee's willingness to commit sufficient time to attend to his or her duties and responsibilities as a member of the board;

•	the nominee's qualifications for membership on certain committees of the board;

•	any potential conflicts of interest involving the nominee; and

•	the make up and diversity of our existing board.

In identifying potential candidates for the board, the committee relies on recommendations from a number of possible sources, including current directors. The Compliance Committee may also retain outside consultants or search firms to help in identifying potential candidates for membership on the board.

The Compliance Committee will consider any written suggestions of stockholders for director nominations. The recommendation must include the name and address of the candidate, a brief biographical description and a description of the person's qualifications. Recommendations should be mailed to KIT digital, Inc., 228 East 45th Street, 8th Floor, New York, New York 10017, Attn: Mr. Robin Smyth, Chief Financial Officer. The Compliance Committee will evaluate in the same manner candidates suggested in accordance with this policy and those recommended by other sources. The Committee has full discretion in considering all nominations to the board of directors. Stockholders who would like to nominate a candidate for director must comply with the requirements described in our Information Statement and by-laws. See "Deadline for Future Proposals of Stockholders" below.

Director Compensation

With the exception of compensation paid to Messrs. Isaza Tuzman, Petty and Smyth pursuant to their employment agreements described below, all directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to us. In addition, on March 17, 2008, a resolution was unanimously passed granting new directors the following compensation package:

•	Grant of stock options to purchase 285,000 shares of our common stock pursuant to our 2008 Incentive Stock Plan.

•
Annual compensation in the amount of $25,000, payable in arrears for the preceding calendar year on February 15 of every year beginning 2009, which may be paid in either cash or options (priced using the “Black-Scholes” options pricing model), or a combination of both. The form of payment (i.e., cash, stock options or a combination) will be determined by us in our sole discretion; provided that if we are operating income (or EBITDA) positive in the preceding calendar year, such determination may be made by each independent director.

•
Fees of $2,000 per board meeting attended; $1,500 per committee meeting chaired; and $750 per committee meeting attended but not chaired. The foregoing fees will be discounted by 50% when meetings are attended or chaired telephonically. Payment will be made according to the same schedule and in the same manner as set forth in the paragraph above.

•	All dollar amounts set forth above will be increased by 50% immediately following the first fiscal quarter during which we are operating income (or EBITDA) positive.

EXECUTIVE COMPENSATION AND RELATED MATTERS

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer and the other named executive officers, for services as executive officers for the last three fiscal years.

Summary Compensation Table

Name and Principal Position	Year	Salary ($ )	Bonus ($ )	Stock Awards ($ )	All Other Compensation ($ )	Total ($ )
Robert Petty (1)	2007	344,500				344,500
Former Chief Executive	2006	310,766				310,766
Officer, President and Chairman of the Board	2005	253,846		600,000(4)		853,846

Robin Smyth (2)	2007	250,000	150,000			400,000
Chief Financial Officer	2006	207,164				207,164
Secretary, Treasurer, Principal Accounting Officer	2005	152,307		150,000(5)	5,000	307,307

Lou Kerner (3)	2007	124,359	75,000			199,359
Former Chief Financial Officer and Former Principal Accounting Officer	2006	16,025	25,000			41,025

(1)
Mr. Petty currently serves as Vice Chairman as of January 9, 2008. Mr. Petty previously served as Chief Executive Officer, President and Chairman of the Board through January 8, 2008. Mr. Petty became our Chief Executive Officer, President and Chairman on December 3, 2003. Mr. Petty’s employment with us terminated on March 26, 2008. Mr. Petty has determined not to seek reelection as a director at this Annual Meeting.

(2)
Mr. Smyth currently serves as Chief Financial Officer, Secretary, Treasurer and Principal Accounting Officer. Mr. Smyth served as our Chief Financial Officer and Principal Accounting Officer from December 2003 through December 2006. Mr. Smyth became our Chief Financial Officer, Secretary, Treasurer, Principal Accounting Officer and a Director on December 3, 2003.

(3)	Mr. Kerner was our Chief Financial Officer and Principal Accounting Officer from November 17, 2006 through August 2007.
(4)
On March 17, 2005, we issued 6,000,000 shares of series A preferred stock to Mr. Petty as a performance bonus. These shares have been valued at the equivalent of common stock valued as at the issue date.

(5)
On March 17, 2005, we issued 1,500,000 shares of series A preferred stock to Mr. Smyth as a performance bonus. These shares have been valued at the equivalent of common stock valued as at the issue date.

Options Grants in Last Fiscal Year

The following table sets forth information with respect to grants of options to purchase our common stock to the named executive officers during the year ended December 31, 2007.

Name	Number of Securities Underlying Options/ SARs Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year(%)	Exercise or Base Price ($/Sh)	Expiration Date
Robert Petty	1,250,000	30%	$4.50	Mar. 2013
Robin Smyth	400,000	10%	4.50	Mar. 2013
Robert Petty	600,000	14%	2.20	Nov. 2010
Robin Smyth	450,000	11%	2.20	Nov. 2010
Lou Kerner	500,000	12%	2.20	Nov. 2010
Doug Chertok	100,000	2%	2.10	June 2008
Doug Chertok	350,000	8%	2.20	Nov. 2010
Stephen Palley	100,000	2%	4.50	May 2013
Simon Bax	100,000	2%	4.50	May 2013
Scott Ackerman	100,000	2%	4.50	May 2013

Aggregate Option Exercises In Last Fiscal Year

No options were exercised by the named executive officers during the most recent fiscal year.

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested	Market Value of Shares or Units of Stock that have not vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested
Robert Petty		600,000		$2.20	Nov. 16, 2010
		1,250,000		4.50	Mar. 6, 2013

Robin Smyth		450,000		2.20	Nov. 16, 2010
		400,000		4.50	Mar. 6, 2013
Lou Kerner		500,000		2.20	Nov. 16, 2010

Equity Compensation Plan Information

The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the year ended December 31, 2007.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

Equity compensation plans approved by security holders	-0-	-0-	-0-

Equity compensation plans not approved by security holders	6,480,584	$3.20	5,519,416

Total	6,480,584	$3.20	5,519,416

On April 1, 2004, our board of directors adopted a stock option plan (the “2004 Option Plan”). Pursuant to this plan, which expires on April 1, 2014, incentive stock options or non-qualified options to purchase an aggregate of 1,000,000 shares of common stock may be issued, as adjusted. The plan may be administered by our board of directors or by a committee to which administration of the plan, or part of the plan, may be delegated by our board of directors. Options granted under this plan are not generally transferable by the optionee except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order, and are exercisable during the lifetime of the optionee only by such optionee. Options granted under the plan vest in such increments as is determined by our board of directors or designated committee. To the extent that options are vested, they must be exercised within a maximum of three months of the end of the optionee's status as an employee, director or consultant, or within a maximum of 12 months after such optionee's termination or by death or disability, but in no event later than the expiration of the option term. The exercise price of all stock options granted under the plan will be determined by our board of directors or designated committee. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date.

On November 16, 2006, our board of directors increased the number of shares which may be issued under the 2004 Option Plan to an aggregate of 8,000,000 shares of common stock. The number of shares subject to the 2004 Option Plan was subsequently increased to 12,000,000 shares effective April 3, 2007.

To date, we have 3,173,333 options outstanding under the 2004 Option Plan, as amended, of which 2,100,000 options were issued to KIT Capital, Ltd. pursuant to the terms of the Executive Management Agreement, dated as of December 18, 2007. Our board of directors believes in order to attract and retain the services of executives and other key employees, it is necessary for us to have the ability and flexibility to provide a compensation package which compares favorably with those offered by other companies and accordingly, voted unanimously to adopt the 2008 Incentive Stock Plan.

As of December 31, 2007, the following options have been granted under our 2004 Stock Plan:

Options Issued under 2004 Option Plan

		Exercise	Date	Vest	Expiration
Optionee	Quantity	Price ($)	Granted	Date	Date
Robert Petty	520,000	$2.00	Aug. 23, 2005	Aug. 23, 2005	Aug. 23, 2007
Robin Smyth	260,000	2.00	Aug. 23, 2005	Aug. 23, 2005	Aug. 23, 2007
Robert Petty	600,000	2.20	Nov. 16, 2006	Nov. 16, 2008	Nov. 16, 2010
Robin Smyth	450,000	2.20	Nov. 16, 2006	Nov. 16, 2008	Nov. 16, 2010
Robert Petty	1,250,000	4.50	Mar. 6, 2007	Mar. 6, 2011	Mar. 6, 2013
Robin Smyth	400,000	4.50	Mar. 6, 2007	Mar. 6, 2011	Mar. 6, 2013
Lou Kerner	500,000	2.20	Nov. 16, 2006	Nov. 16, 2008	Nov. 16, 2010
Other Staff	110,000	2.00	Aug. 23, 2005	Aug. 23, 2005	Aug. 23, 2010
Other Staff	611,000	2.00	Aug. 23, 2005	Aug. 23, 2007	Aug. 23, 2010
Other Staff	200,000	2.45	Feb. 15, 2006	Feb. 15, 2008	Feb. 15, 2010
Other Staff	545,000	3.00	May 1, 2006	May 1, 2008	May 1, 2010
Other Staff	60,000	2.00	June 1, 2006	June 1, 2008	June 1, 2010
Other Staff	226,000	2.40	Sept. 29, 2006	Sept. 29, 2008	Sept. 29, 2010
Other Staff	1,073,000	2.40	Nov. 28, 2006	Nov. 28, 2008	Nov. 28, 2010
Other Staff	50,000	3.05	Dec. 31, 2006	Dec. 31, 2008	Dec. 31, 2010
Other Staff	110,000	2.75	Jan. 10, 2007	Jan. 10, 2011	Jan. 10. 2011
Other Staff	250,000	2.89	Jan. 30, 2007	Jan. 30, 2008	Jan. 30. 2013
Other Staff	750,000	4.50	Mar. 6, 2007	Mar. 6, 2011	Mar. 6, 2013
Other Staff	900,000	2.89	Mar. 30, 2007	Mar. 30, 2011	Mar. 30, 2013
Other Staff	100,000	3.00	Mar. 30, 2007	Mar. 30, 2011	Mar. 30, 2013
Other Staff	50,000	2.76	April 30, 2007	April 30, 2011	April 30, 2013

KIT digital 2008 Incentive Stock Plan

On March 17, 2008, our board of directors adopted an incentive stock plan (the “2008 Incentive Plan”). The 2008 Incentive Plan initially reserved 14,000,000 shares of common Stock for issuance. Under the 2008 Incentive Plan, options may be granted which are intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986 or which are not intended to qualify as Incentive Stock Options thereunder. In addition, direct grants of stock or restricted stock may be awarded. A more detailed description of the 2008 Incentive Plan can be found in Item 2 below.

Employment and Management Agreements

On December 18, 2007, we entered into an Executive Management Agreement (the “Management Agreement”) with KIT Capital for a term commencing on January 9, 2008 and terminating on January 9, 2011, unless sooner terminated or mutually extended. KIT Capital designated Kaleil Isaza Tuzman as Chief Executive Officer, as well as a Director of Communications and a Manager of Corporate Development from the KIT Capital staff. The Management Agreement provides for aggregate compensation of all KIT Capital personnel and associated costs as follows: (i) $50,800 monthly, (ii) signing incentive payment of $68,500, and (iii) an incentive bonus equal to the greater of (x) the preceding 12 months’ base compensation or (y) the previous month’s monthly installment of base compensation multiplied by 12 if we achieve two consecutive quarters of profitability or our total monthly revenue equals or exceeds $6 million.

In addition, we agreed to grant to KIT Capital options to purchase 2,100,000 shares of our common stock, of which 700,000 options vested as of January 9, 2008, and the remainder vest pro rata on a monthly basis over a period of three years. The option price is $0.1745 per share. We also agreed to create a synthetic or “phantom” stock plan pursuant to which we will grant “phantom” shares equal to 2,100,000 shares of our common stock which will vest pro rata on a monthly basis over a three-year period.

We agreed to use our best efforts to cause the holders of our preferred stock to agree to sell to KIT Capital up to 5,100,000 shares of preferred stock at a price of $0.38 per share, within 15 days of receiving a written request from KIT Capital. Our failure to comply with our obligation to cause the holders of the preferred stock to agree to the sale will constitute a breach under the Management Agreement.

In addition, we agreed to permit the sale of (i) up to a maximum of $5 million of our common stock at a price per share of no higher than 15% to the closing price of our common stock on the date of the Management Agreement, and (ii) an additional $10 million of our common stock at a price not exceeding 90% of the five-day weighted average trading price of our common stock at the time of purchase, subject to board approval.

We agreed to use our best efforts to register the shares underlying the preferred stock and the common stock purchased under the Management Agreement.

The Management Agreement provides that upon termination of that agreement or after the expiration date for any reason, except cause (as defined in the Management Agreement), we are required to pay KIT Capital, in addition to any other payments due, a cash severance payment equal to the greater of (i) the total amount paid to KIT Capital during the preceding 12 months, including base compensation and all bonuses, or (ii) the previous month’s monthly installment of base compensation multiplied by 12.

On March 30, 2008, we entered into a Separation and Re-Employment Agreement with Robin Smyth (the “Smyth Agreement”). Pursuant to the terms of the Smyth Agreement, Mr. Smyth was retained as Chief Financial Officer on an “at-will” basis at a base salary of $180,000. In addition, Mr. Smyth will receive a discretionary bonus and no less than 400,000 stock options. In addition, Mr. Smyth received two tranches of warrants, the first tranche provides for the purchase of up to 1,650,000 shares of our common stock and the second tranche provides for the right to purchase up to 1,200,000 shares of our common stock, both at an exercise price equal to the three-day trailing weighted average closing price per share as of March 30, 2008. Both warrants contain vesting provisions. The Smyth Agreement also provides for the termination of the employment agreement between Mr. Smyth and us, dated as of November 1, 2004, and the payment of $475,000 in satisfaction of the company’s obligations under the November 1, 2004 employment agreement, payable in three payments of $275,000, $100,000 and $100,000. The first, second and third cash payments (the first being a non-contingent, guaranteed obligation of ours and the latter two being contingent only upon Mr. Smyth not being dismissed for cause, within the meaning of that term in the November 1, 2004 employment agreement, or having resigned from our company prior to the second or third cash payment being made).

Certain Relationships and Related Transactions

Other than the Management Agreement described under “Executive Compensation and Related Matters - Employment and Management Agreements” above, we have not entered into any transactions with related persons, promoters or certain control persons.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of our company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(e) during the year ended December 31, 2007, Forms 5 and any amendments thereto furnished to us with respect to the year ended December 31, 2007, and the representations made by the reporting persons to us, we believe that during the year ended December 31, 2007, our executive officers, directors and all persons who own more than ten percent of a registered class of our equity securities complied with all Section 16(a) filing requirements.

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

As of December 31, 2007, the Compensation Committee was composed of Lars Kroijer and Daniel Hart. There are no relationships or transactions involving members of the Compensation Committee during the year ended December 31, 2007 required to be reported pursuant to Item 402(j) of Regulation S-K.

ITEM 2: APPROVAL OF THE AMENDMENT TO THE 2008 INCENTIVE STOCK PLAN

On March 17, 2008, our board of directors adopted the KIT digital, Inc. 2008 Incentive Stock Plan (the “2008 Incentive Plan.”). In light of recent financing activities by us which increased the total number of outstanding shares of our common stock, our board of directors believes in order to (i) bring the number of authorized shares of common stock available for future grant under the 2008 Incentive Plan into proportion with the recently increased number of outstanding shares and (ii) attract and retain the services of executives and other key employees, it is necessary for us to have the ability and flexibility to provide a compensation package which compares favorably with those offered by other companies and accordingly, voted unanimously to adopt the amendment to the 2008 Incentive Plan, providing for an additional 16,000,000 authorized, unissued shares of common stock available for future grants under the 2008 Incentive Plan.

Set forth below is a summary of the 2008 Incentive Plan, but this summary is qualified in its entirety by reference to the full text of the 2008 Incentive Plan, which was filed with the SEC, and any stockholder who wishes to obtain a copy of the 2008 Incentive Plan may do so by written request to KIT digital, Inc., 228 East 45th Street, 8th Floor, New York, New York 10017, Attn: Mr. Robin Smyth, Chief Financial Officer. A copy of the amendment to the 2008 Incentive Plan is attached to this Information Statement as Exhibit 1.

Description of the 2008 Incentive Stock Plan

The 2008 Incentive Plan initially reserved 14,000,000 shares of common stock for issuance. Under the 2008 Incentive Plan, options may be granted which are intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not intended to qualify as Incentive Stock Options. In addition, direct grants of stock or restricted stock may be awarded.

Purpose. The primary purpose of the 2008 Incentive Plan is to attract and retain the best available personnel in order to promote the success of our business and to facilitate the ownership of our stock by employees and others who provide services to us.

Administration. The 2008 Incentive Plan is administered by our board of directors, provided that the board may delegate such administration to the Compensation Committee.

Eligibility. Under the 2008 Incentive Plan, options may be granted to employees, officers, directors or consultants, as provided in the 2008 Incentive Plan.

Terms of Options. The term of each option granted under the 2008 Incentive Plan will be contained in a stock option agreement between the optionee and us and such terms will be determined by the board of directors consistent with the provisions of the 2008 Incentive Plan, including the following:

•
Purchase Price. The purchase price of the common stock subject to each incentive stock option will not be less than the fair market value (as set forth in the 2008 Incentive Plan), or in the case of the grant of an incentive stock option to a principal stockholder, not less that 110% of fair market value of such common stock at the time such option is granted.

•
Vesting. The dates on which each option (or portion thereof) will be exercisable and the conditions precedent to such exercise, if any, will be fixed by the board of directors, in its discretion, at the time such option is granted. Unless otherwise provided in the grant agreement, in the event of a change of control (as set forth in the 2008 Incentive Plan), 50% of the vesting restrictions will terminate.

•
Expiration. Any option granted to an employee will become exercisable over a period of no longer than five years. No option will in any event be exercisable after ten years from, and no Incentive Stock Option granted to a ten percent shareholder will become exercisable after the expiration of five years from the date of the option.

•
Transferability. No option will be transferable, except by will or the laws of descent and distribution, and any option may be exercised during the lifetime of the optionee only by such optionee. No option granted under the 2008 Incentive Plan shall be subject to execution, attachment or other process.

•
Option Adjustments. In the event of any change in the outstanding stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the board or the committee may adjust proportionally (a) the number of shares of common stock (i) reserved under the 2008 Incentive Plan, (ii) available for Incentive Stock Options and Nonstatutory Options and (iii) covered by outstanding stock awards or restricted stock purchase offers; (b) the stock prices related to outstanding grants; and (c) the appropriate fair market value and other price determinations for such grants. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the board or the committee will be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, and other grants by means of substitution of new grant agreements for previously issued grants or an assumption of previously issued grants.

•
Termination, Modification And Amendment. The board may, insofar as permitted by law, from time to time, suspend or terminate the 2008 Incentive Plan or revise or amend it in any respect whatsoever, except that without the approval of the stockholders, no such revision or amendment may (i) increase the number of shares subject to the 2008 Incentive Plan, (ii) decrease the price at which grants may be granted, (iii) materially increase the benefits to participants, or (iv) change the class of persons eligible to receive grants under the 2008 Incentive Plan; provided no such action may alter or impair the rights and obligations under any option, or stock award, or restricted stock purchase offer outstanding as of the date thereof without the written consent of the participant.

Federal Income Tax Aspects of the 2008 Incentive Plan

THE FOLLOWING IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE PURCHASE OF SHARES UNDER THE 2008 INCENTIVE PLAN. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 2008 INCENTIVE PLAN AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

The 2008 Incentive Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421, 422 and 423 of the Code. Under these provisions, no income will be recognized by a participant prior to disposition of shares acquired under the 2008 Incentive Plan.

If the shares are sold or otherwise disposed of (including by way of gift) more than two years after the first day of the offering period during which shares were purchased (the "Offering Date"), a participant will recognize as ordinary income at the time of such disposition the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold for a sale price less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference.

If the shares are sold or otherwise disposed of (including by way of gift) before the expiration of the two-year holding period described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gift of the shares is made. The balance of any gain or loss will be treated as capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held more than one year.

In the case of a participant who is subject to Section 16(b) of the Exchange Act, the purchase date for purposes of calculating such participant's compensation income and beginning of the capital gain holding period may be deferred for up to six months under certain circumstances. Such individuals should consult with their personal tax advisors prior to buying or selling shares under the 2008 Incentive Plan.

The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the two-year holding period described above.

Restrictions on Resale

Certain of our officers and directors may be deemed to be "affiliates," as that term is defined under the Securities Act. The common stock acquired under the 2008 Incentive Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

Grants under the 2008 Incentive Plan

Through September 23, 2008, we have granted an aggregate of 13,525,085 options under the 2008 Incentive Plan, including the following grants to officers and directors:

Name and Position	Dollar Value	No. of Options
Kamal El-Tayara, Director	$58,425	427,500
Daniel Hart, Director	72,675	427,500
Lars Kroijer, Director	58,425	427,500
Robert Petty, Director	18,500	150,000
Wayne Walker, Director	58,425	427,500
Gavin Campion, President	273,000	1,900,000
Robin Smyth, Chief Financial Officer and Director	96,200	660,000

The options issued to date provide for immediate vesting of 6.25% per quarter for the period start date to issue date or January 1, 2007 to issue date, whichever is the shortest period with the balance of the options vesting in equal quarterly amounts over a four-year period.

In addition, our board of directors has approved the grant of 285,000 options to new independent directors upon their appointment to the board. The board also approved annual compensation of $25,000, payable in arrears for the preceding calendar year on February 15 of every year beginning 2009, which may be paid in either cash or stock options (priced using the “Black-Scholes” options pricing model), or a combination of both.

ITEM 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Moore Stephens, P.C. to serve as independent auditors for the year ending December 31, 2008. Moore Stephens, P.C. has served as our independent auditors since fiscal 2004, and is considered by our management to be well qualified.

The following table sets forth the aggregate fees billed or to be billed to us by Moore Stephens, P.C. for the years ended December 31, 2007 and 2006:

	2007	2006
Audit Fees	$109,961	$74,500
Audit-Related Fees	13,629	10,710
Tax Fees	1,200	0
All Other Fees	0	0

All services performed by Moore Stephens, P.C. were pre-approved by the Audit Committee in accordance with its pre-approval policy adopted in 2007. The policy describes the audit, audit-related, tax and other services permitted to be performed by the independent auditors, subject to the Audit Committee's prior approval of the services and fees. On an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require separate pre-approval by the committee.

BOARD OF DIRECTORS' RECOMMENDATIONS

Our board of directors has considered each of the proposals set forth in this Information Statement and is recommending that the shareholders adopt each of the proposals.

THE HOLDERS OF APPROXIMATELY 51% OF OUR OUTSTANDING COMMON STOCK OWN SUFFICIENT VOTING STOCK OF KIT DIGITAL TO ADOPT, RATIFY AND APPROVE ALL OF THE ITEMS TO BE VOTED UPON AT THE ANNUAL MEETING OF STOCKHOLDERS. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

The information contained in this Information Statement constitutes the only notice any stockholder will be provided.

FORM 10-K

UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO US, ATTENTION: MR. ROBIN SMYTH, CHIEF FINANCIAL OFFICER, KIT DIGITAL, INC., 228 EAST 45TH STREET, 8TH FLOOR, NEW YORK, NEW YORK 10017, WE WILL PROVIDE WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007, AS FILED WITH THE SEC PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

COMMUNICATIONS WITH STOCKHOLDERS

Anyone who has a concern about our conduct, including accounting, internal accounting controls or audit matters, may communicate directly with our Chief Executive Officer, our non-management directors or the Audit Committee. Such communications may be confidential or anonymous, and may be submitted in writing addressed care of Mr. Robin Smyth, Chief Financial Officer, KIT digital, Inc., 228 East 45th Street, 8th Floor, New York, New York 10017. All such concerns will be forwarded to the appropriate directors for their review, and will be simultaneously reviewed and addressed by the proper executive officers in the same way that other concerns are addressed by us.

DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

Proposals that a stockholder desires to have included in our proxy materials for our 2009 Annual Meeting of Stockholders must comply with the applicable rules and regulations of the Commission, including that any such proposal must be received by our Secretary at our principal office no later than April 26, 2009. The submission of a shareholder proposal does not guarantee that it will be included in our proxy materials for our 2009 Annual Meeting of Stockholders. It is suggested that such proposals be sent by Certified Mail, Return Receipt Requested. Our by-laws require a stockholder to give advance notice of any business, including the nomination of candidates for the board of directors, which the stockholder wishes to bring before a meeting of our stockholders. In general, for business to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by our secretary not more than 180 days prior to the anniversary of the preceding year's annual meeting. With respect to stockholder proposals, the stockholder's notice to our secretary must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as other information set forth in our by-laws or required by law. With respect to the nomination of a candidate for the board of directors by a stockholder, the stockholder's notice to our secretary must contain certain information set forth in our by-laws about both the nominee and the stockholder making the nominations. If a stockholder desires to have a proposal included in our proxy materials for our 2009 Annual Meeting of Stockholders and desires to have such proposal brought before the same annual meeting, the stockholder must comply with both sets of procedures described in this paragraph. Any required written notices should be sent to KIT digital, Inc., 228 East 45th Street, 8th Floor, New York, New York 10017, Attn: Mr. Robin Smyth, Chief Financial Officer.

OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

We know of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that Messrs. Isaza Tuzman and Smyth will vote the same in accordance with their best judgment and their discretion.

INFORMATION STATEMENT EXPENSES

The expense of this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may in the future supplement it. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the stock held of record by such persons and we will reimburse them for their reasonable expenses incurred in this effort.

Exhibit 1

AMENDMENT NUMBER ONE TO THE 2008 INCENTIVE STOCK PLAN

WHEREAS, KIT digital, Inc. (the “Company”) maintains the 2008 Incentive Stock Plan;

WHEREAS, the Company reserved the right, by action of its board of directors at the recommendation of its Compensation Committee (the “Committee”), to amend the 2008 Incentive Stock Plan from time to time; and

WHEREAS, the Committee desires to amend the 2008 Incentive Stock Plan;

NOW, THEREFORE, subject to the approval of this Amendment Number One by the stockholders of the Company’s common stock, the 2008 Incentive Stock Plan is amended as follows:

Section 4(b) of the 2008 Incentive Stock Plan is amended by substituting “30,000,000” for “14,000,000” and “Thirty Million” for “Fourteen Million” where it appears therein.

Subject to the foregoing, the 2008 Incentive Stock Plan remains in full force and effect in accordance with the terms thereof.